CERTIFICATE OF DESIGNATION,
                            PREFERENCES AND RIGHTS OF
                           SERIES C PREFERRED STOCK OF
                        HUGO INTERNATIONAL TELECOM, INC.

Pursuant to the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), the undersigned officer does hereby certify:

FIRST: That by the certificate of incorporation duly filed in the State of Delaware, as amended, this corporation is authorized to issue 10,000,000 shares of preferred stock, $.001 par value. The authority of the Board of Directors with respect to the preferred stock is stated to be as follows:

          `4.......... Shares of Preferred Stock may be issued from time to time in one or more series.  The  preferences  and relative  participating,
          optional   and  other   special   rights  of  each   series   and  the
          qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series already outstanding; the terms of each series shall be as specified in this Part II and in the resolution or resolutions hereinafter referred to; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the designations, preferences and relative participating, optional and other special rights, or the qualifications, limitations or restrictions thereof, of such series, including, but without limiting the generality of the foregoing, the following:

               (i) The rate and times at which, and the terms and conditions on which, dividends on the Preferred Stock of such series shall be paid;

               (ii) The right,  if any,  of holders of  Preferred  Stock of such series to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

               (iii) The redemption  price or prices and the time at which,  and the terms and conditions on which, Preferred Stock of such series may be redeemed;

               (iv) The rights of the holders of Preferred  Stock of such series upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation;

               (v) The voting power, if any, of the Preferred Stock of such series; and

               (vi) The terms of the  sinking  fund or  redemption  or  purchase account, if any, to be provided for the Preferred Stock of such series.

SECOND: That pursuant to the authority so vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, the Board of Directors, at a meeting duly convened and held on June 7, 2006, adopted the following resolutions:

     RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series C Preferred Stock, to consist of One Million (1,000,000) shares, par value $0.001 per share, which shall have the following designations, preferences, rights, qualifications, limitations and restrictions:

     1. Voting. The holders of shares of Series C Convertible Preferred Stock shall have the following voting rights: Each share of Series C Convertible Preferred Stock shall entitle the holder thereof, on all matters submitted to a vote of the stockholders of the Corporation, to that number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series C Convertible Preferred Stock are convertible on the record date for the stockholder action.

     2. Dividends. In the event that the Corporation's Board of Directors declares a dividend payable to holders of any class of stock, the holder of each share of Series C Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation's Common Stock into which that holder's Series C Preferred Stock could be converted on the record date for the dividend.

     3. Liquidation. Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of one tenth of One Cent ($0.001) per share, after which the holders of Series C Preferred Stock shall share in the distribution with the holders of the Common Stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the shareholders, each share of Series C Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation's Common Stock into which that holder's Series C Preferred Stock could be converted on the record date for the distribution.

     4.   Conversion.  Subject to and in compliance  with the provisions of this
          Section 4, any shares of Series C Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock (a "Conversion"). The number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon a Conversion shall equal the product obtained by (a) multiplying the number of Fully-Diluted Common Shares by four
          (4), then (b) multiplying the result by a fraction, the numerator of which will be the number of shares of Series C Preferred Stock being converted and the denominator of which will be the number of issued and outstanding shares of Series C Preferred Stock, then (c) subtracting the number of Common Shares beneficially owned by the holder prior to conversion, including Common Shares issuable on conversion of any convertible securities beneficially owned by the holder. The term "Fully-Diluted Common Shares" means the sum of the outstanding Common Stock plus all shares of Common Stock that would be outstanding if all securities that could be converted into Common Stock without additional consideration were converted on the Conversion Date, but shall not include Common Stock issuable on conversion of the Series C Preferred Stock.

          4.1 Conversion Notice. The Holder of a share of Series C Preferred Stock may exercise its conversion right by giving a written conversion notice (the "Conversion Notice") (x) by facsimile to the Corporation confirmed by a telephone call or (y) by overnight delivery service, with a copy by facsimile to the Corporation's transfer agent for its Common Stock, as designated by the Corporation from time to time (the "Transfer Agent") and to its counsel, as designated by the Corporation from time to time. If such conversion will result in the conversion of all of such Holder's Series C Preferred Stock, the Holder shall also surrender the certificate for the Series C Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

          4.2  Issuance of Certificates; Time Conversion Effected.

               4.2.1 Promptly, but in no event more than three (3) Trading Days, after the receipt of the Conversion Notice referred to in Subsection 4.1 and surrender of the Series C Preferred Stock certificate (if required), the Corporation shall issue and deliver, or the Corporation shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the
                    Series C Preferred Stock has been converted. In the alternative, if the Corporation's Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The
                    Depository Trust Corporation. Such conversion shall be deemed to have been effected, and the "Conversion Date" shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the
                    Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the Holder of the Series C Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

               4.2.2 The Corporation understands that a delay in the issuance of the shares of Common Stock beyond three (3) Trading Days after the Conversion Date could result in economic loss to the Holder of the Series C Preferred Stock. As compensation to the Holder for such loss, the Corporation agrees to pay the Holder's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies that may be available to the Holder, if the Corporation fails for any reason to effect delivery of such shares of Common Stock within five (5) Trading Days after the Conversion Date, the Holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation. Upon delivery of such notice of revocation, the Corporation and the Holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice, except that the Holder shall retain the right to receive the actual cost of any "buy-in."

          4.3 Fractional Shares. The Corporation shall not, nor shall it cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Series C Preferred Stock by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

          4.4 Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make
               appropriate   provision   (in  form  and   substance   reasonably
               satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of this Series C Preferred Stock, such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable had this Series C Preferred Stock been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing of conversions). In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the Holder's rights and interests to insure that the provisions of this Section 4.4 will thereafter be applicable to the Series C Preferred Stock. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a more than sixty-six and two-thirds percent (66-2/3%) of Series C Preferred Stock then outstanding), the obligation to deliver to each holder of Series C Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     5. Vote to Change the Terms of or Issue Series C Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred Stock shall be required for (i) any change to the Corporation's Certificate of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series C Preferred Stock, or (ii) any issuance of additional shares of Series C Preferred Stock.

     6.   Notices. In case at any time:

          (a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

          (b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

          (c)  there shall be any Organic Change;

               then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series C Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

     7. Record Owner. The Corporation may deem the person in whose name shares of Series C Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series C Preferred Stock for the purposes of conversion or redemption and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made. THIRD:
          That the said resolution of the Board of Directors, and the creation and authorization of issuance thereby of said series of preferred stock and determination thereby of the voting rights, dividend rate, liquidation preference and conversion right, were duly made by the Board of Directors pursuant to authority as aforesaid and in accordance with the General Corporation Law of the State of Delaware.


Signed on June 7, 2006

HUGO INTERNATIONAL TELECOM, INC.


By:      /s/ Kevin Kreisler
             --------------------------
             Kevin Kreisler
             Chairman and Chief Executive Officer